UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2012, EnerJex Resources, Inc. (the “Company”) entered into a Share Option Agreement, effective as of August 31, 2012, with Enutroff, LLC (the “Owner”), whereby the Company and Owner agreed that in consideration of the Company’s agreement to pay to Owner an option fee in the amount of $151,000 (the “Option Fee Amount”), the Company shall have the option but not the obligation to purchase up to 2,000,000 shares of Common Stock of the Company (the “Option Shares”) from Owner at a cash price of $0.45 per share. Pursuant to this agreement, the Company must exercise at least 500,000 Option Shares during each consecutive calendar quarter, beginning in the first calendar quarter of 2013 and ending in the last calendar quarter of 2013. If the Company does not exercise at least 500,000 Option Shares by the end of any such quarter, then it shall forfeit its right to exercise any additional Option Shares thereafter. The Option Fee Amount shall be paid within five (5) business days of January 1, 2013.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
10.1 Share Option Agreement dated August 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: October 10, 2012	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr. Chief Executive Officer and
President